Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 13 DATED MARCH 3, 2014

TO THE PROSPECTUS DATED FEBRUARY 25, 2013

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC (the “Company”), dated February 25, 2013, as supplemented by Prospectus Supplement No. 9 dated November 18, 2013, Supplement No. 10 dated December 23, 2013 and Supplement No. 11 dated February 4, 2014 (the “Prospectus”). This Supplement supersedes Supplement No. 12 dated February 25, 2014.

The purposes of this Supplement are as follows:

A.	To provide an update on the status of our current public offering;
B.	To provide information regarding distributions declared;
C.	To update disclosures in the section of the Prospectus titled “Suitability Standards;”
D.	To update disclosures in the section of the Prospectus titled “Business;”
E.	To update disclosures in the section of the Prospectus titled “ERISA Considerations;” and
F.	To update the form of our subscription agreement in Appendix B to the Prospectus.

A.	Status of Our Public Offering and Net Asset Value

On June 11, 2013, our Sponsor purchased $2.4 million in Class A units and on June 13, 2013, our Sponsor purchased an additional $500,000 in Class A units. Certain investors in the Sponsor, including Baldwin Brothers, Inc. and Chilton Capital Management LLC, provided funds for this investment. Therefore, as of June 11, 2013, we had raised sufficient offering proceeds to satisfy the minimum offering requirements for our initial public offering with respect to all states other than the state of Pennsylvania. Accordingly, the offering proceeds received were released from escrow on June 11, 2013 and we commenced operations.

As of February 27, 2014, we had raised gross proceeds of approximately $20.0 million from the sale of approximately 2.2 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan.

Based on the Company’s estimated net asset value of $13,365,263 for the quarter ended December 31, 2013, our board of managers has determined that no change to the offering price of our units is required and we are continuing to sell our units at their original price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. Our estimated net asset value was determined in accordance with the procedures set forth in the Prospectus. Our net asset value and the offering prices would have decreased if the Sponsor had not made a capital contribution in the amount of $ 20,043 in the quarter ended December 31, 2013 or had not absorbed and deferred reimbursement for a substantial portion of our operating expenses since we began our operations.

B.	Declaration of Distributions

On February 24, 2014, with the authorization of our board of managers, we declared distributions for all classes of units for the period from February 1 through February 28, 2014. These distributions will be calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit on each outstanding Class A, Class C and Class I unit per day (less the distribution fee with respect to Class C units). The distributions for each unit class equate to an annualized rate of 6.317%, 6.597% and 6.877% respectively. On or before March 4, 2014, these distributions will be paid in cash or reinvested in our units, for those investors participating in our unit reinvestment plan. Some or all of these distributions may be paid from sources other than cash flow from operations, such as cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

C.	Update to the Section Titled “Suitability Standards”

The following disclosure replaces in its entirety the California suitability standards paragraph in the “Suitability Standards” section on page 2 of the Prospectus:

“California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in us may not exceed 10% of such investor’s net worth.”

D.	Update to the Section Titled “Business”

The following disclosure supplements the “Business” section of the Prospectus to provide an informational overview with respect to one of the Company’s recent investments, as of December 31, 2013, and supersedes the disclosure contained in Section E.2 of Supplement No. 11, dated February 4, 2014:

Diaper Manufacturer

Investment Overview

Security Type	Term Loan
Structure	Three year term loan due July 15, 2016
Total Loan Commitments	$500,000
Total Outstanding Amount	$500,000
Interest Rate	13.1%
Sector	Personal Products
Collateral Coverage Ratio[1]	1.25x
Primary Impact Objectives	Job Creation, Health Improvement, Increased Revenues, Increased Profitability

[1]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the loan amount.

Borrower Background

According to the IMF 2013 Report, the Peruvian economy has experienced steady growth for the past decade, posting an average 6.4% annual GDP since 2002. Emerging from this expansion, and inhabiting the outskirts of major cities, is a budding middle class with growing discretionary income. In 2009, a former executive of a large personal hygiene products manufacturer took note of this socioeconomic trend and created a forward-looking company that would be the first to offer affordable hygiene products to the burgeoning lower and middle-income populations of Peru.

Over the past four years, the company has steadily grown and in 2013 it decided to seek financing through one of our sub-advisors. With a term loan from us, the company plans to increase its existing disposable baby diaper production, as well as add adult diapers to its product line. Through the expansion of the company’s products and distribution channels, the company anticipates it will hire more employees, as well as indirectly support job creation in local third party distributors. Furthermore, the company pays wages that are on average 45% above the national average, which may contribute to lower turnover and an increase in employees’ standard of living. Importantly, the borrower is committed to minimizing the negative effects of its product on the environment and actively engages in waste reduction programs and efficient operations initiatives.

By providing access to disposable diapers at an affordable price point, the company helps its customers maintain good hygiene in their households, many of which do not have laundry facilities or hot water for

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sterilization and cannot afford laundry services to disinfect multi-use cloth diapers. The use of disposable diapers may give lower to lower-middle income women more time to dedicate themselves to income-generating opportunities and family care, while helping to reduce potential risks to their families’ health.

E.	Update to the Section Titled “ERISA Considerations”

The first sentence of the sixth paragraph under the subsection titled “ERISA Considerations for an Initial Investment” beginning on page 145 of the Prospectus is deleted in its entirety and replaced with the following:

“These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.”

F.	Updates to the Form of Subscription Agreement in Appendix B of the Prospectus

The subscription agreement beginning on page B-1 of the Prospectus is hereby deleted in its entirety and replaced with the following:

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TRILINC GLOBAL IMPACT FUND

Subscription Agreement

1. Investment

Amount of Subscription | State of Sale

Minimum Initial Investment is $2,000

Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired

2. Unit Class

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units ☐ Class C Units ☐ Class I Units

3. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual	If TOD, Transfer on Death form
☐ Joint Tenants (WROS)* ☐ Tenants in Common* ☐ Community Property* *All parties must sign	If JTWROS TOD, Transfer on Death form
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan ☐ Defined Benefit Plan ☐ KEOGH Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited IRA	None
☐ Other (Specify) ______________	

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name | SSN/TIN | DOB

Secondary Investor Name | SSN/TIN | DOB

Street Address

City | State | Zip Code

4. Investor Information, continued

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening) | Email

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien ☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: ______________________

Please attach a separate sheet with the above information for each additional investor.

5. Investment Title

Please print names in which units are to be registered. **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

6. Third Party Custodian Information

> Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name

Custodian Address

City | State | Zip Code

Custodian Telephone Number | Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of units of TriLinc Global Impact Fund that are beneficially owned by the investor as reflected on the records of TriLinc Global Impact Fund as of the applicable record date at any meeting of the unitholders of TriLinc Global Impact Fund. This authorization shall remain in place until revoked in writing by Custodian. TriLinc Global Impact Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to TriLinc Global Impact Fund, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund's sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund's units is a suitable and appropriate investment based on information provided by you.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.	________
☐ Send distributions via check to investor's home address **(or for retirement accounts to the custodian listed in Section 6)**	________
☐ Send distributions via check to the alternate payee listed here **(not available for retirement accounts without the custodian's approval)**	________

Name

Address

City | State | Zip Code

Account Number

7. Distribution Information, continued (Choose one or more of the following options)

☐ Direct Deposit (attach voided check) I authorize TriLinc Global Impact Fund or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TriLinc Global Impact Fund in writing to cancel it. In the event that TriLinc Global Impact Fund deposits funds erroneously into my account, TriLinc Global Impact Fund is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name | % of Distribution | ☐ Checking ☐ Savings

ABA/ Routing Number | Account Number

8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name

Representative Name | Rep Number

Representative's Firm Name | Branch ID

Representative's Address

Representative's City | State | Zip Code

Representative's Phone Number | Representative's Fax Number

Representative's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Units are being purchased net of commissions (Class A and Class C Units only)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature | **Date**

Branch Manager Signature (if required by Broker-Dealer) | **Date**

9. Limited Liability Company Agreement

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TriLinc Global Impact Fund to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

11. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner

1. A copy of the prospectus of TriLinc Global Impact Fund, LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TriLinc Global Impact Fund's website.

____Owner ____Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____Owner ____Co-Owner

3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____Owner ____Co-Owner

4. I am purchasing the units for the account referenced above.

11. Subscriber Signatures, continued

_____Owner _____Co-Owner

5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

_____Owner _____Co-Owner

_____Owner _____Co-Owner

7. **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

_____Owner _____Co-Owner

8. **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

_____Owner _____Co-Owner

9. **Kentucky:** In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.

_____Owner _____Co-Owner

10. **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

_____Owner _____Co-Owner

11. **Massachusetts:** In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

_____Owner _____Co-Owner

12. **Nebraska:** In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

_____Owner _____Co-Owner

13. **New Jersey:** In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer's affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

_____Owner _____Co-Owner

14. **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

_____Owner _____Co-Owner

15. **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

_____Owner _____Co-Owner

16. **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

_____Owner _____Co-Owner

17. **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

11. Subscriber Signatures, continued

____Owner ____Co-Owner 18. **Oregon:** In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

____Owner ____Co-Owner 19. **Tennessee:** In addition to the suitability standards above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents' investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner 20. **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in TRILINC GLOBAL IMPACT FUND, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor ______________________ Date ____________

Signature of Joint Investor or Third Party Custodian ______________________ Date ____________

The Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK

Regular Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

FOR PENNSYLVANIA ONLY - PAYMENTS

Payment may be wired to:
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

2/14 TL0007-E

TRILINC GLOBAL
IMPACT FUND

Investor Instructions

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

2. Unit Class

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

3. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4. Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including TriLinc Global, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Investment Title

Please print the exact name(s) in which units are to be registered.

For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name.
For entities, include the entity name.

6. Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the TriLinc Global Impact Fund Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

Over Please

7. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify TriLinc Global Impact Fund in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund's sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund's units is a suitable and appropriate investment based on information provided by you.

Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check.

If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian's approval.

8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and
- has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor's legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.

9. Limited Liability Company Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize TriLinc Global Impact Fund to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund, LLC. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

11. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18), if a Tennessee resident you must also initial paragraph (19) and if a Texas resident you must also initial paragraph (20). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK

Regular Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

FOR PENNSYLVANIA ONLY - PAYMENTS

Payment may be wired to:
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

9/13

TL0008-B

TRILINC GLOBAL IMPACT FUND

Additional Subscription

This form may be used by any current investor in TriLinc Global Impact Fund who desires to purchase additional units of TriLinc Global Impact Fund. Investors who acquired units through a transfer of ownership or transfer on death and wish to make additional investments must complete the TriLinc Global Impact Fund Subscription Agreement.

Please note that the distribution payments on the additional units will be applied in the same manner as indicated in the TriLinc Global Impact Fund Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option.

1. Investment Information

Amount of Subscription ____________________ State of Sale ____________________

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired

2. Account Number

Account Number ____________________

3. Investor Information- SSN or TIN Required

Please print name in which units are registered.

Title Line 1 ____________________

Title Line 2 ____________________

Primary SSN/TIN ____________________ Secondary SSN/TIN ____________________

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ____________________ SSN/TIN ____________________ DOB ____________________

Secondary Investor Name ____________________ SSN/TIN ____________________ DOB ____________________

Please indicate if mailing address has changed since initial investment in TriLinc Global Impact Fund ☐ Yes ☐ No

If "yes," please print new address below:

Street Address ____________________

City ____________________ State ____________________ Zip Code ____________________

4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name ____________________

Representative Name ____________________ Rep Number ____________________

Representative's Firm Name ____________________ Branch ID ____________________

Representative's Address ____________________

Representative's City ____________________ State ____________________ Zip Code ____________________

Representative's Phone Number ____________________ Representative's Fax Number ____________________

Representative's E-mail Address ____________________

4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information, continued

This Subscription was made as follows:

- ☐ Through a participating Broker-Dealer
- ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer
- ☐ Units are being purchased net of commissions (Class A and Class C Units only)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature **Date**

Branch Manager Signature (if required by Broker-Dealer) **Date**

5. Investor Signatures

By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for TriLinc Global Impact Fund, LLC (TGIF), including (1) the minimum net worth and gross annual income standards and (2) any applicable state specific suitability standards based on your state of residence. You also represent that you are subject to all investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix B.

Signature of Investor Date

Signature of Joint Investor or Third Party Custodian Date

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

The Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK

Regular Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

FOR PENNSYLVANIA ONLY - PAYMENTS

Payment may be wired to:
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

2/14 TL0010-C

TRILINC GLOBAL IMPACT FUND   Product 1 Logo   Product 2 Logo

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription

Minimum Initial Investment is $2,000 ($2,500 - New York - Product 1 & Product 2 Only) Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:

- ☐ Enclosed Checks
- ☐ Funds Wired
- ☐ Funds to Follow *(Product 1 & Product 2 Only)*

State of Sale

	Investment Amount
TriLinc Global Impact Fund (TGIF)	______
Product 1 (Product 1)	______
Product 2 (Product 2)	______

2. Unit Class (TGIF Only)

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units   ☐ Class C Units   ☐ Class I Units

3. Account Type - check one box only

Account Type	Additional Required Documentation
☐ Individual	If TOD, Transfer on Death form
☐ Joint Tenants (WROS)* ☐ Tenants in Common* ☐ Community Property* *All parties must sign	If JTWROS TOD, Transfer on Death form
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan ☐ Defined Benefit Plan ☐ KEOGH Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited IRA	None
☐ Other (Specify) ______	

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name   SSN/TIN   DOB

Secondary Investor Name   SSN/TIN   DOB

Street Address

City   State   Zip Code

4. Investor Information, continued

Street Address

City | State | Zip Code

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening) | Email

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien ☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: ______________________

Please attach a separate sheet with the above information for each additional investor.

5. Investment Title

Please print names in which units are to be registered. **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

6. Third Party Custodian Information

> *Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.*

> *Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.*

Custodian Name

Custodian Address

City | State | Zip Code

Custodian Telephone Number | Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: *By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of TGIF and/or Product 1 and/or Units of Product 2 that are beneficially owned by the investor as reflected on the records of TGIF and/or Product 1 and/or Product 2 as of the applicable record date at any meeting of the stockholders of TGIF and/or Product 1 and/or Unit holders of Product 2. This authorization shall remain in place until revoked in writing by Custodian/Trustee. TGIF and/or Product 1 and/or Product 2 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.*

7. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. The same distribution options and percentages will be used across all funds unless you indicate otherwise by requesting and attaching an Account Update Form for each fund and specifying the different options and distribution percentages individually for each fund.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for TGIF and/or Product 1 and/or Product 2, as applicable, you will promptly provide written notification to: TGIF and/or Product 1 and/or Product 2 (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for TGIF and/or Product 1 and/or Product 2	______
☐ Send distributions via check to investor's home address (or for retirement accounts the address listed in Section 6)	______
☐ Send distributions via check to the alternate payee listed here (not available for retirement accounts without custodian's approval)	______

Name

Address

City | State | Zip Code

Account Number

7. Distribution Information (Choose one or more of the following options), continued

☐ Direct Deposit (Attach Voided Check) I authorize TGIF and/or Product 1 and/or Product 2 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TGIF and/or Product 1 and/or Product 2 in writing to cancel it. In the event that TGIF and/or Product 1 and/or Product 2 deposits funds erroneously into my account, TGIF and/or Product 1 and/or Product 2 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	% of Distribution	☐ Checking
ABA/ Routing Number	Account Number	☐ Savings

8. Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name		
Representative Name		Rep Number
Representative's Firm Name		Branch ID
Representative's Address		
Representative's City	State	Zip Code
Representative's Phone	Representative's Fax Number	
Representative's E-mail Address		

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares and/or units are being purchased net of commissions (Class A & Class C units only for Product 2)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TGIF and/or Product 1 and/or Product 2) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to TGIF and/or Product 1 and/or Product 2 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
(If required by Broker-Dealer) Branch Manager Signature	Date

9. Limited Liability Company Agreement (TGIF Only)

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for TGIF and/or Product 1 and/or Product 2, and Prospectus supplements, annual reports, proxy statements, and other stockholder and/or unitholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 1 and/or Product 2 and/or unitholder communications from TGIF. For TGIF unitholders, if you would like to consent to electonic delivery please visit our website at www.TriLincGlobalImpactFund.com. For Product 1 and/or Product 2 stockholders, if you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 1 and/or Product 2 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to me. Product 1 and/or Product 2 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 3 will be used)

11. Subscriber Signatures for TriLinc Global Impact Fund

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Product 2's website.

____ Owner ____ Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____ Owner ____ Co-Owner

3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____ Owner ____ Co-Owner

4. I am purchasing the units for the account referenced above.

____ Owner ____ Co-Owner

5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

____ Owner ____ Co-Owner

____ Owner ____ Co-Owner

7. **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

____ Owner ____ Co-Owner

8. **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

____ Owner ____ Co-Owner

9. **Kentucky:** In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.

____ Owner ____ Co-Owner

10. **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

11. **Massachusetts:** In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

12. **Nebraska:** In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

____ Owner ____ Co-Owner

13. **New Jersey:** In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer's affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total as sets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

11. Subscriber Signatures for TriLinc Global Impact Fund, continued

____ Owner ____ Co-Owner

14. **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

____ Owner ____ Co-Owner

15. **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

____ Owner ____ Co-Owner

16. **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner

17. **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____ Owner ____ Co-Owner

18. **Oregon:** In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

____ Owner ____ Co-Owner

19. **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TGIF MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in TGIF in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: ____________ Date: ______

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: ____________ Date: ______

12. Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I (we) have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner

4. I (we) am/are purchasing the shares for the account referenced above.

12. Subscriber Signatures for Product 1, continued

____ Owner ____ Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner

6. For residents of **New Jersey** only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

____ Owner ____ Co-Owner

7. For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

____ Owner ____ Co-Owner

8. If I (we) am/are a **Kansas or Massachusetts** Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Product 1 and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

9. For residents of **Kentucky, Michigan and Pennsylvania** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in Product 1.

____ Owner ____ Co-Owner

10. For residents of **Iowa, Maine and Ohio** only: My (our) investment in Product 1 and all affiliates of Product 1 does not exceed 10% of my (our) liquid net worth.

____ Owner ____ Co-Owner

11. For residents of **North Dakota**: My (our) net worth is at least 10 times my (our) maximum investment in Product 1.

____ Owner ____ Co-Owner

12. An **Oregon** investor's maximum investment in the issuer and its affiliates may not exceed 10% of their net worth.

____ Owner ____ Co-Owner

13. For residents of **Nebraska** only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: __________ Date: __________

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: __________ Date: __________

13. Subscriber Signatures for Product 2

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. I have received the final Prospectus of Product 2 at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I am purchasing the shares for the account referenced in Section 3.

____ Owner ____ Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. **California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.

____ Owner ____ Co-Owner 7. **Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 8. **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 9. **Kentucky:** In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

____ Owner ____ Co-Owner 10. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 11. **Massachusetts:** In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor's aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 12. **Nebraska:** In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

13. Subscriber Signatures for Product 2, continued

____ Owner ____ Co-Owner

13. **New Jersey:** In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor's aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities."

____ Owner ____ Co-Owner

14. **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

15. **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____ Owner ____ Co-Owner

16. **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 2 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____ Owner ____ Co-Owner

17. **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner

18. **Oregon:** In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in Product 2 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

____ Owner ____ Co-Owner

19. **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

- You do not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

PAYMENT INSTRUCTIONS

TriLinc Global Impact Fund and/or Product 1 Investors: The portion of your purchase that is for TriLinc Global Impact Fund and/or Product 1, can be included as a check made payable to TriLinc Global Impact Fund and/or Product 1, as applicable, or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

TriLinc Global Impact Fund Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Product 2" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for
Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976289
FAO: (Include Account Title)

2/14 SC0118-F

TRILINC GLOBAL IMPACT FUND   Product 1 Logo   Product 2 Logo

Investor Instructions

This subscription agreement is not valid for use in AL, AR or TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for TriLinc Global Impact Fund and/or Product 1. For Product 2 a minimum initial investment of $2,000 is required. In no event shall any investment be less than $100.

2. Unit Class (Product 2 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

3. Account Type - Check one box only

Please check the appropriate box to indicate the account type of the subscription.

4. Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Product 2, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11 and/or 12 and/or 13, you are certifying that this number is correct.

5. Investment Title

Please print the exact name(s) in which shares and/or units are to be registered.

For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name.
For entities, include the entity name.

6. Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of TriLinc Global Impact Fund and/or Product 1 and/or Product 2. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of TriLinc Global Impact Fund only or for joint purchases with Product 1 and/or Product 2; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, TriLinc Global Impact Fund and/or Product 1 and/or Product 2 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Product 2 Combined/Traditional Roth Package. Further information about custodial services is available through your financial representative or our dealer manager.

Over Please

7. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of TriLinc Global Impact Fund and/or Product 1 and/or Product 2, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for TriLinc Global Impact Fund and/or Product 1 and/or Product 2 in writing of that fact. This request in no way shifts the responsibility of the fund's sponsor, or any other person selling units on behalf of the fund to you, to make every reasonable effort to determine that the purchase of the fund's shares and/or units is a suitable and appropriate investment based on information provided by you.

Complete this section to (1) enroll in the Distribution Reinvestment Plan of TriLinc Global Impact Fund and/or Product 1 and/or Product 2, (2) to elect to receive distributions by direct deposit and/or (3) to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. The same distribution options and percentages will be used across all funds unless you indicate otherwise by requesting and attaching an Account Update Form for each fund and specifying the different options and distribution percentages individually for each fund. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 5. IRA accounts may not direct distributions without the third party custodian's approval.)

8. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Financial Representative or Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares and/or units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 3, and
- has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor's legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

9. Limited Liability Company Agreement (Product 2 Only)

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for TGIF and/or Product 1 and/or Product 2, and Prospectus supplements, annual reports, proxy statements, and other stockholder and/or unitholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 1 and/or Product 2 and/or unitholder communications from Product 2. For TGIF unitholders, if you would like to consent to electonic delivery please visit our website at www.TriLincGlobalImpactFund.com. For Product 1 and/or Product 2 stockholders, if you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 1 and/or Product 2 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to me. Product 1 and/or Product 2 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

11. Subscriber Signatures for TriLinc Global Impact Fund

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18) and if a Texas resident you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

12. Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine or Ohio resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oregon resident you must also initial paragraph (12) and if a Nebraska resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 1 Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 12 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

13. Subscriber Signatures for Product 2

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Oklahoma resident you must also initial paragraph (16), If an Ohio resident you must also initial paragraph (17), if an Oregon resident you must also initial paragraph (18) and if a Texas resident you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 13 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

PAYMENT INSTRUCTIONS

TriLinc Global Impact Fund and/or Product 1 Investors: The portion of your purchase that is for TriLinc Global Impact Fund and/or Product 1, can be included as a check made payable to TriLinc Global Impact Fund and/or Product 1, as applicable, or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

TriLinc Global Impact Fund Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Product 2" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for
Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976289
FAO: (Include Account Title)

2/14 SC0119-C